                                                                    Exhibit 99.3

     THIS NOTE AND THE SECURITIES  UNDERLYING THIS NOTE HAVE NOT BEEN REGISTERED
UNDER THE  SECURITIES  ACT OF 1933, AS AMENDED (THE "ACT"),  OR QUALIFIED  UNDER
APPLICABLE  STATE  SECURITIES  LAWS. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE
TRANSFERRED  IN THE  ABSENCE OF SUCH  REGISTRATION  AND  QUALIFICATION  WITHOUT,
EXCEPT AS OTHERWISE AGREED BY HALLMARK FINANCIAL  SERVICES,  INC., AN OPINION OF
COUNSEL REASONABLY  SATISFACTORY TO HALLMARK FINANCIAL SERVICES,  INC. THAT SUCH
REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                           CONVERTIBLE PROMISSORY NOTE

$12,550,000                                                     January 27, 2006

     FOR VALUE RECEIVED, the undersigned,  HALLMARK FINANCIAL SERVICES,  INC., a
Nevada  corporation  (the  "Maker"),  hereby  promises  to pay to the  order  of
Newcastle Special Opportunity Fund I, L.P., a Delaware limited  partnership,  or its assigns (the "Payee"),  at such place as the Payee may designate in writing, the  principal  sum of  Twelve  Million  Five  Hundred  Fifty  Thousand  Dollars
($12,550,000),  or such lesser amount as shall equal the  outstanding  principal amount hereof, under the terms set forth herein.  Capitalized terms used but not defined  herein shall have the  respective  meanings  given to such terms in the
Purchase  Agreement,  dated as of the date  hereof (the  "Purchase  Agreement"), between the Maker and the Payer.

     1.   INTEREST.  Except as otherwise  provided herein,  the unpaid principal balance hereof from time to time  outstanding  shall bear interest from the date hereof at the rate of four percent  (4%) per annum.  Interest on this Note shall be computed on the basis of a 365-day year.

     2.   PAYMENT OF INTEREST AND PRINCIPAL. Except as otherwise provided herein
(including,  without  limitation,  Sections 5 and 6 hereof),  and subject to any default hereunder, the principal and interest hereof is payable as follows:

          (a)  Interest is payable in cash  quarterly in arrears on December 31,
March 31, June 30 and September 30 of each year, beginning March 31, 2006.

          (b)  The entire outstanding principal amount of the Note together with all  accrued  but  unpaid  interest  shall be due in cash on July 27,  2007 (the
"Maturity Date").

          (c)  The Maker will have no right of early prepayment on this Note.

     3.   CONVERSION AT THE OPTION OF PAYEE.

          (a)  At any time while any  portion of the  principal  or  interest of this Note is  outstanding,  the Payee may give the Maker  written  notice of its intention  to convert all or any  portion of the  outstanding  principal  and/or accrued  but  unpaid  interest  on this Note  into such  number of shares of the
Maker's common stock, par value $0.03 per share (the "Common  Stock"),  equal to the amount to be  converted  divided by the  Conversion  Price in effect at such time.  Upon  receipt  of the  Payee's  written  notice,  the Maker  shall  cause certificates  representing  those  shares to be  delivered to Payee within three business days of Maker's receipt of such notice.  The person or persons entitled to receive the shares of Common Stock  issuable  upon a conversion  of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the date the applicable conversion notice is given.

          (b)  The  "Conversion  Price"  initially  shall be $1.28  and shall be subject to adjustment as set forth below. The Conversion Price shall be adjusted proportionally  for any subsequent stock dividend or split, stock combination or
other  similar  recapitalization,   reclassification  or  reorganization  of  or
affecting Maker's Common Stock.

          (c)  In case of a Change of Control,  instead of  receiving  shares of
Maker's  Common Stock upon  conversion of this Note,  Payee shall have the right thereafter  to  receive  the kind and  amount  of  shares  of  stock  and  other securities,  cash and  property  which the Payee  would  have owned or have been entitled  to  receive  immediately  after such  Change of  Control  had the same portion of this Note been converted  immediately  prior to the effective date of such  Change  of  Control  and,  in any such  case,  if  necessary,  appropriate adjustment  shall be made in the application of the provisions set forth in this
Section with respect to the rights and interests thereafter of the Payee, to the
end  that  the   provisions   set  forth  in  this  Section   shall   thereafter
correspondingly be made applicable,  as nearly as may reasonably be, in relation to any  shares of stock  and  other  securities,  cash and  property  thereafter deliverable  in connection  with this Note.  The  provisions of this  subsection shall similarly apply to successive Changes of Control.

     "Change of Control" means that the Maker shall, directly or indirectly,  in one or more related transactions, (i) consolidate or merge with or into (whether or not the  Maker is the  surviving  corporation)  another  person,  (ii)  sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Maker to another person,  (iii) allow another person to make a purchase,  tender or exchange offer that is accepted by the holders of more than 50% of the  outstanding  shares of Common  Stock  (not  including  any shares of Common  Stock  held by the  person or  persons  making or party to, or associated or  affiliated  with the persons  making or party to, such  purchase, tender or exchange  offer),  or (iv)  consummate a stock  purchase  agreement or other business  combination  (including,  without limitation,  a reorganization, recapitalization  or  spin-off)  with another  person  whereby such other person acquires more than 50% of the outstanding  shares of Common Stock (not including any shares of Common Stock held by the other person or other  persons  making or party to, or associated or affiliated with the other persons making or party to, such stock purchase agreement or other business combination); provided, however, that a transaction in which Newcastle Partners, L.P. or any of its affiliates is the acquiring party shall not be deemed to constitute a Change of Control.

          (d)  In the event that the Maker  consummates an offering of rights to purchase  Common Stock or  Convertible  Securities  on or before the  nine-month anniversary  of the  Closing  Date and the price to acquire  one share of Common
Stock (or the equivalent  thereof) pursuant to such rights offering (the "Rights
Offering Price") is less than the Conversion Price in effect  immediately  prior to the  consummation  of  such  rights  offering,  then  immediately  after  the consummation of such rights offering,  the Conversion Price then in effect shall be reduced to an amount equal to the Rights Offering Price.

                                      -2-

          (e)  No fractional shares of Maker's Common Stock shall be issued upon conversion  of the Note. In lieu of any  fractional  shares to which Payee would otherwise  be  entitled,  the Maker  shall pay cash equal to the product of such fraction  multiplied by the average of the closing prices of the Common Stock on the American Stock Exchange for the five  consecutive  trading days  immediately preceding the date of the conversion.

          (f)  In the event of an adjustment to the Conversion  Price, the Maker shall promptly deliver to the Payee a certificate, signed by its Chief Financial
Officer,  setting forth the new Conversion Price and a calculation in reasonable detail of the adjustment to the Conversion Price.

          (g)  The Maker  shall pay any and all taxes that may be  payable  with respect to the issuance and  delivery of Common  Stock upon  conversion  of this
Note;  provided  that the Maker shall not be required to pay any tax that may be payable in respect of any  issuance of Common Stock to any person other than the
Payee or with  respect to any  income tax due by the Payee with  respect to such
Common Stock.

     4.   REDEMPTION  UPON CHANGE OF  CONTROL.  No sooner than 15 days nor later than  10  days  prior  to  the  consummation  of a  Change  of  Control,  if the
Shareholder Approval has not then been obtained, the Maker shall deliver written notice of such Change of Control to the Payee (a "Change of Control Notice"). At
any time during the period  beginning  after the Payee's  receipt of a Change of
Control  Notice and  ending on the date of the  consummation  of such  Change of
Control,  the Payee may  require  the Maker to redeem all or any portion of this
Note by  delivering  written  notice  thereof (a  "Change of Control  Redemption
Notice") to the Maker,  which Change of Control Redemption Notice shall indicate the portion of the outstanding  principal  amount of this Note that the Payee is electing to redeem.  The portion of this Note subject to redemption  pursuant to this  Section 4 shall be  redeemed  by the Maker at a price equal to 110% of the principal  amount  being  redeemed,  plus  accrued  but unpaid  interest on such principal  amount  (the  "Change  of  Control  Redemption  Price").  Redemptions
required by this Section 4 shall be made on the date of the  consummation of the
Change of Control and shall have  priority to  payments to  shareholders  of the
Maker in connection with such Change of Control. Notwithstanding anything to the contrary in this Section 4, until the Change of Control Redemption Price is paid in full,  the principal  amount  submitted for  redemption  under this Section 4
(together  with any accrued but unpaid  interest  thereon) may be converted,  in whole or in part, by the Payee into Common Stock pursuant to Section 3.

     5.   REQUIRED CONVERSION ON MATURITY DATE. On the Maturity Date, in lieu of making the payment  required by Section 2(b), the Maker shall issue to the Payee a certificate  representing such number of shares of Common Stock as is equal to the quotient  obtained by dividing the entire principal amount of this Note then outstanding,  plus all accrued but unpaid  interest  thereon,  by the Conversion
Price in effect at such time, in full  satisfaction  of this Note (the "Maturity
Date Conversion"). The applicable provisions of Section 3 shall apply with equal force to the Maturity Date Conversion.

     6.   CONDITION  TO  ISSUANCE  OF SHARES  UPON  CONVERSION.  Notwithstanding
anything to the contrary  contained  in Section 3 or Section 5 of this Note,  it shall be a condition  precedent  to Maker's  issuance of shares of Common  Stock

                                      -3-

upon  conversion of this Note,  whether on the Maturity Date or otherwise,  that the Stockholder Approval shall have been obtained prior to such issuance.

     7.   DIVIDENDS.  If, at any time  while any  portion  of the  principal  or interest on the Note is  outstanding,  Maker  declares a  distribution  in cash, property  (including  securities)  or a combination  thereof,  whether by way of dividend  or  otherwise,  with  respect to its  Common  Stock,  the Payee  shall participate pro rata in such distribution on an as-converted  basis with holders of Maker's Common Stock.

     8.   RANKING. The Note is subordinate and junior to all existing and future secured  indebtedness of Maker. This Note will rank pari passu with all existing and  future  unsecured  indebtedness  of  Maker,  unless  such  other  unsecured indebtedness is, by its terms or by operation of law,  subordinate and junior to the unsecured indebtedness represented by this Note, and will rank senior to the indebtedness  and obligations  evidenced by the Indenture,  dated as of June 21,
2005 (the  "Indenture"),  between the Maker and  JPMorgan  Chase Bank,  National
Association,  as trustee (the "Trustee"),  the Guarantee Agreement,  dated as of
June 21, 2005,  between the Maker and the Trustee and the Trust  Securities  (as
defined in the Indenture) of Hallmark Statutory Trust I.

     9.   COVENANTS.  From the date  hereof  and until  payment  in full of this
Note, the Maker will, and will cause each of its Subsidiaries to:

          (a)  MAINTENANCE OF EXISTENCE. Do all things necessary to preserve and keep in full force and effect its existence as a corporation.

          (b)  COMPLIANCE WITH APPLICABLE LAWS.  Comply in all material respects with the requirements of all applicable statutes,  laws, rules,  regulations and orders of any governmental  authority,  except where contested in good faith and by proper proceedings.

          (c)  LICENSES.  Obtain and maintain all  material  licenses,  permits, franchises or other  governmental  authorizations  necessary to the ownership of its properties or to the conduct of its business.

     10.  DEFAULT.  The  occurrence of any one or more of the  following  events shall  constitute  an event of default,  upon which Payee may declare the entire principal amount of this Note, together with all accrued but unpaid interest, to be immediately due and payable in cash:

          (a)  The Maker shall fail to make any payment of principal (whether in cash or by conversion  pursuant to Section 5 hereof)  and/or  accrued but unpaid interest (at the applicable rate) when due and payable, and such failure, in the case of any  interest  payment,  shall  continue  for a period of at least  five business days.

          (b)  The Maker shall be in material  default of any term or  provision of this Note, the Purchase Agreement or the Registration  Rights Agreement,  and
such failure shall continue  through 15 days after Payee gives written notice of such default to Maker.

                                      -4-

          (c)  Any  representation  or  warranty of the Maker  contained  in the
Purchase Agreement or the Registration Rights Agreement shall have been false in any material respect on the Closing Date.

          (d)  The Maker or any of its  Subsidiaries,  pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign or state law for the  relief  of  debtors  (collectively,  "Bankruptcy  Law"),  (i)  commences  a voluntary  case, (ii) consents to the entry of an order for relief against it in an involuntary  case, (iii) consents to the appointment of a receiver,  trustee, assignee,  liquidator or similar official (a "Custodian"),  (iv) makes a general assignment  for the benefit of its creditors or (v) admits in writing that it is generally unable to pay its debts as they become due.

          (e)  A court of competent jurisdiction enters an order or decree under any  Bankruptcy  Law  that (i) is for  relief  against  the  Maker or any of its
Subsidiaries  in an involuntary  case, (ii) appoints a Custodian of the Maker or any of its  Subsidiaries  or (iii) orders the liquidation of the Maker or any of its Subsidiaries.

     Without limiting the above, the Maker acknowledges that payments in cash or by the issuance of stock on the various  scheduled  due dates are of essence and that any failure to timely pay the  principal or interest  (within any permitted grace period) permits Payee to declare this Note  immediately due in cash in its entirety without any prior notice of any kind to Maker,  except for the specific notices  provided  above.  Upon the occurrence and during the  continuance of an event of default,  the interest  rate under this Note shall be increased to 10%.
In the event that such event of default is  subsequently  cured,  the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such  cure;  provided  that the  interest  as  calculated  and unpaid at such increased rate during the continuance of such event of default shall continue to apply to the extent  relating to the days after the  occurrence of such event of default through and including the date of cure of such event of default.

     11.  APPLICABLE LAW. THE VALIDITY,  CONSTRUCTION AND  ENFORCEABILITY OF THE
NOTE  SHALL BE  GOVERNED  BY THE  INTERNAL  LAWS OF THE STATE OF TEXAS,  WITHOUT
GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     12.  WAIVERS.  The Maker hereby waives  presentment for payment,  notice of dishonor, protest and notice of payment and all other demands and notices of any kind in connection with the enforcement of this Note. Any provision of this Note may be amended,  waived or modified upon the written consent of Maker and Payee.
No failure or delay on the part of the Payee in the exercise of any power, right or privilege  hereunder shall operate as a waiver thereof,  nor shall any single or partial  exercise of any such power,  right or  privilege  preclude  other or further exercise thereof or of any other power, right or privilege.

     13.  NO SETOFFS.  The Maker shall pay principal and interest under the Note without any deduction for any setoff or counterclaim.

     14.  COSTS OF  COLLECTION.  If this Note is not paid  when  due,  the Maker
shall  pay  Payee's  reasonable  costs  of  collection,   including   reasonable
attorneys' fees.

                                      -5-

     15.  NOTICES. Whenever notice is required to be given under this Note, such notice shall be given in accordance with Section 7.7 of the Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                      -6-

     IN WITNESS WHEREOF, the undersigned has hereunto affixed its signature.

                                     HALLMARK FINANCIAL SERVICES, INC.

                                     By
                                        ----------------------------------------
                                     Its
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                                      -7-